UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest	Commission File Number 000-26076
event reported) May 14, 2012

SINCLAIR BROADCAST GROUP, INC.

(Exact name of registrant)

Maryland	52-1494660
(State of organization)	(I.R.S. Employer Identification Number)

10706 Beaver Dam Road

Hunt Valley, MD  21030

(Address of principal executive offices and zip code)

(410) 568-1500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SINCLAIR BROADCAST GROUP, INC.

Forward-Looking Information:

This Current Report on Form 8-K for Sinclair Broadcast Group, Inc. (the “Company”) contains forward-looking information. When used, the words outlook, intends to, believes, anticipates, expects, achieves, and similar expressions are intended to identify forward-looking statements and information. Such forward-looking information is subject to a number of risks and uncertainties. Actual results in the future could differ materially and adversely from those set forth in the forward-looking information as a result of various important factors, including and in addition to the assumptions set forth therein, but not limited to, the impact of changes in national and regional economies, the volatility in the U.S. and global economies and financial credit markets which impact the Company’s ability to forecast or refinance its indebtedness as it comes due, the Company’s ability to integrate acquired businesses and maximize operating synergies, successful execution of outsourcing agreements, pricing and demand fluctuations in local and national advertising, volatility in programming costs, the market acceptance of new programming, the CW Television and MyNetworkTV programming, the Company’s  news share strategy, the Company’s local sales initiatives, the execution of retransmission consent agreements, the Company’s ability to identify and consummate investments in attractive non-television assets and to achieve anticipated returns on those investments once consummated, and any risk factors set forth in the Company’s recent reports on Form 8-K, Form 10-Q and/or Form 10-K, as filed with the Securities and Exchange Commission (the “Commission”). There can be no assurance that the assumptions and other factors referred to will occur and the Company undertakes no obligation to update such forward-looking information in the future except as required by law.

Item 1.01. Entry into a Material Definitive Agreement.

On May 14, 2012, concurrent with the renewal of the affiliation agreements between the Company and Fox Broadcast Company (“FOX”) as referenced under Item 8.01 of this Current Report on Form 8-K, the Company and Fox Television Stations, Inc. (“FTS”) entered into an option agreement providing FTS the right to purchase our stations in up to three of the following four markets: Las Vegas, NV, Raleigh, NC, Norfolk, VA, and Cincinnati, OH.  The option is exercisable between July 1, 2012 and March 30, 2013.  The maximum total potential payments associated with the affiliation agreement and the option agreements disclosed in this Current Report on Form 8-K is $52.7 million, which excludes any proceeds from the sale of stations upon FTS exercising its option and ordinary course programming payments that will be due to FOX under the terms of the Company’s affiliation agreements.  If FTS decides to exercise its option to purchase one or more of the aforementioned stations, the total payments will be reduced by $25.0 million.

The foregoing summary does not purport to be a complete statement of the terms and conditions under the option agreement between the Company and FTS. The foregoing description is qualified in its entirety by reference to such agreement, a copy of which will be attached as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012.

Item 7.01. Regulation FD Disclosure.

On May 15, 2012, the Company issued a press release announcing the transactions disclosed in this Current Report on Form 8-K.  A copy of the press release is attached hereto as Exhibit 99.1.  The press release is furnished under this Item 7.01 of this Current Report on Form 8-K and shall not be deemed filed with the Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.  The information contained therein shall not be incorporated by reference into any filing of the Company regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference into such filing.

Item 8.01. Other Events.

On May 14, 2012, the Company and the licensees of stations to which we provide services, representing 20 FOX affiliates in total, extended the network affiliation agreements with FOX from the existing term of December 31, 2012 to December 31, 2017.  Concurrently, we entered into an assignable option agreement giving us or our assignee the right to purchase substantially all the assets of the WUTB station (Baltimore, MD) owned by FOX, which has a program service arrangement with MyNetwork, and entered into an option agreement giving FOX the right purchase our stations in up to three of the following four markets: Las Vegas, NV, Raleigh, NC, Norfolk, VA, and Cincinnati, OH. Our stations in these markets are affiliated with the following networks or program service providers: Las Vegas

(The CW and MyNetworkTV), Raleigh (The CW and MyNetworkTV), Norfolk (MyNetworkTV) and Cincinnati (MyNetworkTV).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibit shall be deemed to be furnished and not filed.

Exhibit 99.1 Press Release (dated May 15, 2012)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINCLAIR BROADCAST GROUP, INC.

By:	/s/ David R. Bochenek
Name:	David R. Bochenek
Title:	Vice President / Chief Accounting Officer

Dated: May 16, 2012